UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported):	Commission File Number:
July 16, 2021	0-17449

PROCYON CORPORATION

(Exact name of Registrant as specified in its charter)

Colorado	59-3280822
(State of incorporation)	(I.R.S. Employer Identification Number)

164 Douglas Road East, Oldsmar, FL 34677

(727) 447-2998

(Address of principal executive

offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July16, 2021, the Board of Directors of Procyon Corporation (the “Company”) voted unanimously to appoint Steven McComas as a director of the Company to fill the vacancy on the Board caused by the recent resignation of Dr. Paul Kudelko. The Board of Directors also appointed Mr. McComas to serve on the Company’s Ethics Committee.

Mr. McComas brings to the Company’s Board significant experience acting as an executive officer of several companies.  Mr. McComas is an executive with thirty years of global experience in a variety of financial management, business leadership and corporate strategy.  Currently, Mr. McComas is the Chief Executive Officer for Responsive Technology Partners, Inc. a managed information technology consulting and services firm operating throughout the Southeastern United States with offices in Metter, Vidalia, Atlanta, Athens, and Milledgeville Georgia, Raleigh, North Carolina and Tampa, Florida.  Under Mr. McComas’ leadership, Responsive Technology Partners, Inc. has quickly grown to a ranking by Inc. Magazines’ 5000 as the 630 fastest-growing private companies in America in 2020.  Mr. McComas also serves as the Chief Financial Officer for Pineland Telephone Cooperative, Inc., a rural telephone, and broadband cooperative based in Metter, Georgia and is responsible for all the company’s financial functions.

Before Pineland, Mr. McComas had served as a Vice President of Finance for an operating subsidiary of the world’s largest publicly traded Thailand-based company engaged in the manufacturing and exporting of pet foods in the world.  He was also the North American Director of Indirect Purchasing for a publicly traded world leader in outdoor power products for forestry, lawn and garden care headquartered in Stockholm, Sweden.  Mr. McComas also was the Chief Financial Officer in commercial banking and private equity.

Mr. McComas has not had and will not have a direct or indirect material interest in any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2021	Procyon Corporation

	By:	/s/ Justice W. Anderson
Justice W. Anderson
Chief Executive Officer